UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: November 4, 2015

(Date of earliest event reported)

ENTEROMEDICS INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-33818

Delaware	48-1293684
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2800 Patton Road, St. Paul, Minnesota 55113

(Address of principal executive offices, including zip code)

(651) 634-3003

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 4, 2015, EnteroMedics Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) between the buyers listed thereto (the “Buyers”) and the Company. Pursuant to the Purchase Agreement, the Company will issue and sell to the Buyers 7% senior convertible notes due 2017 (“Notes”) that are convertible into shares of the Company’s common stock at a price equal to $0.29 per share with an aggregate principal amount of $25.0 million. Each Note will be sold with a warrant (the “Warrants”) with an exercise price of $0.31 per share (the “Exercise Price”) that are initially exercisable for shares of the Company’s common stock (the “Warrant Shares”) equal to approximately 30% of the principal amount of the Notes, for a total of 29,381,039 shares. The Notes and Warrants will be issued and sold for aggregate total proceeds of $25.0 million in three separate closings, with the second and third closing subject to approval by the Company’s stockholders (collectively, the “Offering”). Northland Securities, Inc. acted as exclusive placement agent for the Offering.

The first of the three closings (the “First Closing”) will occur on or about November 9, 2015. At the First Closing, the Company will issue and sell Notes with an aggregate principal amount of $1.5 million to the Buyers, along with the accompanying Warrants initially exercisable for 1,762,862 shares. The Company will receive aggregate proceeds of $1.5 million at the First Closing.

The second of the three closings (the “Second Closing”) will occur on the third trading day after the approval of the Offering by the Company’s stockholders and the satisfaction of certain customary closing conditions, but in no case shall the Second Closing occur later than June 15, 2016. At the Second Closing, the Company will issue and sell Notes with an aggregate principal amount of $11.0 million to the Buyers, along with the accompanying Warrants initially exercisable for 12,927,657 shares, for aggregate proceeds of $11.0 million.

The final of the three closings (the “Third Closing” and together with the First and Second Closing, the “Closings”) will occur forty-five days after the Second Closing upon satisfaction of customary closing conditions. At the Third Closing, the Company will issue and sell Notes with an aggregate principal amount of $12.5 million to the Buyers, along with the accompanying Warrants initially exercisable for 14,690,520 shares, for aggregate proceeds of $12.5 million. After the Closings, the net proceeds to the Company from the sale of the Notes and Warrants, after deducting estimated offering expenses payable by the Company, are expected to be approximately $23.6 million.

Description of the Notes.

Maturity Date

The Notes are senior unsecured obligations of the Company. Unless earlier converted or redeemed, each Note will mature on the 24 month anniversary of the First Closing (the “Maturity Date”), subject to the right of the Buyers to extend the date (i) if an event of default under the Notes has occurred and is continuing or any event shall have occurred and be continuing that with the passage of time and the failure to cure would result in an event of default under the Notes and (ii) for a period of 20 business days after the consummation of a fundamental transaction if certain events occur.

Interest

The Notes bear interest at the rate of 7% per annum. The interest rate will increase to 18% per annum upon the occurrence and continuance of an event of default (as described below). Interest on the Notes is payable in arrears on each installment date (as defined below). If a holder elects to convert or redeem all or any portion of a Note prior to the Maturity Date, all accrued and unpaid interest on the amount being converted or redeemed will also be payable. If the Company elects to redeem all or any portion of a Note prior to the Maturity Date, all accrued and unpaid interest on the amount being redeemed will also be payable. The amount of interest due at any time is the amount of any interest that, but for any conversion, installment conversion, acceleration or redemption hereunder on such given date, would have accrued with respect to the conversion amount or installment amount being converted or redeemed under the Note at the interest rate for the period from such given date through the Maturity Date.

Amortization Payments

We have agreed to make amortization payments with respect to the Notes in shares of our common stock, subject to the satisfaction of certain equity conditions, or at our option, in cash on the last trading day of each calendar month commencing on December 31, 2015 (each, an “Installment Date”). Each such amortization payment (each, an “Installment Amount”) consists of the sum of (x) a pro rata amount of the principal of the Note based on the number of Installment Dates under such Note through and including the maturity date on November 9, 2017, (y) accrued and unpaid interest, make-whole amount and late charges, if any, and (z) any prior Installment Amount deferred or accelerated to such Installment Date, in each case, subject to reduction upon any deferral.

Under the terms of the Notes, the Company shall deliver on the date that is the 22nd trading days prior to the applicable Installment Date a notice (the “Installment Notice”) to the holders of the Notes setting forth whether the Company will pay all or a portion of the applicable Installment Amount in shares of Common Stock and what portion, if any, of such amount will be paid in shares of Common Stock (the “Installment Conversion Amount”).

No later than the 19th trading day prior to each Installment Date, the Company shall deliver to the holder of a Note the number of shares of Common Stock (the “Pre-Installment Conversion Shares”) equal to the quotient of (x) the Company Conversion Amount divided by (y) the lower of (i) the Conversion Price then in effect, (ii) 90% of the VWAP of the Common Stock on the trading day immediately preceding the delivery or deemed delivery of the applicable Installment Notice and (iii) the price which shall be computed as 90% of the arithmetic average of the VWAP of the Common Stock for each of the three trading days with the lowest VWAP of the Common Stock during the five consecutive trading day period ending on and including the trading day immediately preceding the delivery or deemed delivery of the applicable Installment Notice.

On each Installment Date, the Company shall deliver to the holder of a Note the number of shares of Common Stock, if any, equal to (A) the number of Post-Installment Conversion Shares (as defined below) minus (B) the number of Pre-Installment Conversion Shares issued.

The number of “Post-Installment Conversion Shares” is equal to the quotient of (x) the Installment Amount divided by (y) the lower of (i) the Conversion Price then in effect, (ii) 90% of the VWAP of the Common Stock on the trading day immediately prior to the applicable Installment Date and (iii) 90% of the arithmetic average of the sum of the VWAP of the Common Stock for each of the three trading days with the lowest VWAP of the Common Stock during the five consecutive Trading Day period ending on and including the trading day immediately prior to the applicable Installment Date (the “Installment Conversion Price”).

Acceleration and Deferral of Amortization Amounts

During each period after an Installment Date and prior to the immediately subsequent Installment Date, a holder may elect to accelerate the amortization of a Note at the applicable Installment Conversion Price for such prior Installment Date, if:

•	the sum of the amounts previously accelerated by the holder during the applicable Installment Period and the amount to be accelerated does not exceed three times the Installment Amount with respect to such the Installment Date; and

•	the sum of the amounts previously accelerated by the holder during the term of such Note and the amount to be accelerated does not exceed twelve times the Installment Amount with respect to such the Installment Date provided, that such restrictions shall not apply if the second closing of Notes and Warrants has not occurred on or prior to June 15, 2016.

The holder of a Note may, at the holder’s election by giving notice to the Company, defer the payment of the Installment Amount due on any Installment Dates, in whole or in part, to another Installment Date, in which case the amount deferred will become part of such subsequent Installment Date and will continue to accrue interest.

Events of Default

The Notes contain standard and customary events of default including but not limited to: (i) failure to provide shares of common stock upon conversion of a Note; (ii) failure to make payments when due under the Notes; and (iii) bankruptcy or insolvency of the Company. If an event of default occurs, each holder may require the Company to redeem all or any portion of the Notes (including all accrued and unpaid interest thereon), in cash, at a price equal to the greater of (i) up to 125% of the amount being redeemed, depending on the nature of the default, and (ii) the intrinsic value of the shares of Common Stock then issuable upon conversion of the Note.

Fundamental Transactions

The Notes prohibit the Company from entering into specified transactions involving a change of control, unless the successor entity assumes in writing all of our obligations under the Notes under a written agreement. In the event of transactions involving a change of control, the holder of a Note will have the right to require the Company to redeem all or any portion of the Note it holds (including all accrued and unpaid thereon) at a price equal to the greater 125% of the amount of the Note being redeemed and the intrinsic value of the shares of Common Stock then issuable upon conversion of the Note being redeemed.

Adjustments

The conversion price of the Notes shall be subject to adjustment upon the issuance of any shares of common stock or securities convertible into shares of common stock below the then-existing conversion price, with certain exceptions. Additionally, the conversion price of the Notes and the number of shares of common stock issuable on the conversion of the Notes shall be subject to adjustment in the event of any stock split, reverse stock split, recapitalization, reorganization or similar transaction. A holder will not have the right to convert any portion of a Note if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the conversion, as such percentage ownership is determined in accordance with the terms of the Notes. However, any holder may increase or decrease such percentage to any other percentage, but in no event above 9.99%, provided that any increase of such percentage will not be effective until 61 days after providing notice to the Company.

Rights of Note Holders

Additionally, the holders of the Notes shall have the right (i) to receive any distributions made by the Company, including the payment of dividends, and (ii) to participate in any issuance by the Company on a pro rata basis as if they held the number of shares of common stock acquirable upon complete conversion of the Note. Aside from the above rights, or any rights available as a result of such holder’s ownership of shares of our common stock, the holder of a Note does not have the rights or privileges of a holder of the Company’s common stock, such as voting rights, until the holder converts the Note into shares of common stock.

Description of the Warrants.

The Warrants to be issued in the Offering are exercisable for a period of 60 months from the date of the issuance of the Warrant.

The Warrants entitle the holders of the Warrants to purchase, in aggregate, 29,381,039 shares of our common stock, subject to certain adjustments. The Warrants will expire 60 months from the date of the issuance of the Warrant and are exercisable immediately. The Warrants are initially exercisable at an exercise price equal to $0.31, subject to adjustment on the eighteen month anniversary of issuance, and certain other adjustments.

Adjustments

The Exercise Price and number of shares of Common Stock issuable on the exercise of the Warrants shall be subject to adjustment upon the issuance of any shares of Common Stock or securities convertible into shares of Common Stock below the then-existing exercise price, with certain exceptions, and in the event of any stock split, reverse stock split, recapitalization, reorganization or similar transaction. The holder of the Warrant will not have the right to exercise any portion of the Warrant if the holder, together with its affiliates, beneficially own in excess of 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the conversion, as such percentage ownership is determined in accordance with the terms of the Warrants. However, any holder may increase or decrease such percentage to any other percentage, but in no event above 9.99%, provided that any increase of such percentage will not be effective until 61 days after providing notice to the Company.

Rights of Warrant Holders

The holders of the Warrants shall have the right (i) to receive any distributions made by the Company, including the payment of dividends, and (ii) to participate in any issuance by the Company on a pro rata basis as if they held the number of shares of common stock acquirable upon complete exercise of the Warrant. Aside from the above rights, or any rights available as a result of such holder’s ownership of shares of our common stock, the holder of a Warrant does not have the rights or privileges of a holder of our common stock, such as voting rights, until the holder converts the Warrant into shares of common stock.

The foregoing description of the Purchase Agreement, the Notes and the Warrants is qualified in its entirety by reference to the Form of Purchase Agreement, the Form of Note and the Form of Warrant, which are filed hereto as Exhibit 10.1, Exhibit 4.1 and Exhibit 4.2, respectively, and are incorporated herein by reference. The legal opinion of Dorsey & Whitney LLP relating to the Notes and Warrants being offered is filed as Exhibit 5.1 to this Current Report on Form 8-K.

The Notes, Warrants and the common stock underlying the Notes and Warrants are being offered and sold pursuant to a prospectus filed with the Securities and Exchange Commission (the “SEC”) on May 22, 2014 and a prospectus supplement dated November 4, 2015, in connection with a takedown from the Company’s effective shelf registration statement on Form S-3 (File No. 333-195855) declared effective by the SEC on May 22, 2014 and a second registration statement on Form S-3 (File No. 333-205353) filed by the Company with the SEC on June 30, 2015 pursuant to Rule 462(b) of the Securities Act of 1933, as amended.

Item 8.01	Other Events.

On November 5, 2015, the Company issued a press release announcing (i) the Offering, (ii) the Company’s intention to seek shareholder approval for the Offering, and (iii) the Company’s intention to seek shareholder approval for the Company’s Board of Directors to effect a reverse stock split of its common stock. A copy of this press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Senior Convertible Note

4.2	Form of Warrant

5.1	Opinion of Dorsey & Whitney LLP

10.1	Form of Securities Purchase Agreement

23.1	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)

99.1	Press Release dated November 5, 2015 announcing the Offering

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTEROMEDICS INC.

By:	/s/ Greg S. Lea
Greg S. Lea
Chief Financial Officer and Chief Operating Officer

Date: November 5, 2015

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Senior Convertible Note

4.2	Form of Warrant

5.1	Opinion of Dorsey & Whitney LLP

10.1	Form of Securities Purchase Agreement

23.1	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)

99.1	Press Release dated November 5, 2015 announcing the Offering